EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John R. Valaas, Chief Executive Officer and Roger A. Mandery, Chief Financial Officer of First Mutual Bancshares, Inc. (the “Company”), each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.
the Form 10-K of the Company for the annual period ended December 31, 2006 (the “Form 10-K”), fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of First Mutual Bancshares, Inc.

Date: March 14, 2007

By /s/ John R. Valaas__
John R. Valaas
President and
Chief Executive Officer

By /s/ Roger A. Mandery__
Roger A. Mandery
Executive Vice President and
Chief Financial Officer